UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Creative Learning Corporation
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT

OF HOLDERS OF A MAJORITY OF

THE OUTSTANDING VOTING STOCK OF

CREATIVE LEARNING CORPORATION

To the Stockholders of Creative Learning Corporation:

The accompanying Notice and Information Statement are furnished by Creative Learning Corporation, a Delaware corporation (“we,” “us,” “our,” “CLC” or the “Company”) to the holders of record of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the close of business on July 28, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation 14C and Schedule 14C thereunder, and Section 228 of the Delaware General Corporation Law (the “DGCL”) in connection with certain corporate actions taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the DGCL.

The purpose of this Notice and Information Statement is to notify our stockholders that, on July 6, 2017, we received written consent from the stockholders, representing approximately 51.7% of the then total issued and outstanding Common Stock, to take the following actions: (i) amend the bylaws of the Company (the “Bylaws”) to permit stockholders to fix the size of the board of directors (the “Board”); (ii) fix the size of the Board at five (5); (iii) remove Charles Grant and Michael Gorin from the Board and from any committees of the Board of the Company that Messrs. Grant and Gorin may hold with the Company; and (iv) elect Blake Furlow, Gary Herman and Bart Mitchell to the Board to replace Messrs. Grant and Gorin, and to fill the newly created seat on the Board.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the actions taken pursuant to the written consent executed by stockholders holders of the will be effective twenty (20) calendar days after the date on which this Information Statement is being sent to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued support and confidence in the Company.

Very truly yours,

/s/ Christian Miller
Name:	Christian Miller
Title:	Chief Financial Officer

August 18, 2017

Creative Learning Corp.

701 Market Street, Suite 113

St. Augustine, FL

INFORMATION STATEMENT

August 18, 2017

This Information Statement is first being furnished on or about August 18, 2017, to the holders of record of the common stock, par value $0.0001 per share (“Common Stock”) of Creative Learning Corporation, a Delaware corporation (“we,” “us,” “our,” “CLC” or the “Company”) at the close of business on July 28, 2017 (the “Record Date”), in connection with the action by written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. No action is requested or required on your part.

On July 6, 2017, the stockholders of the Company, representing approximately 51.7% of the issued and outstanding shares of Common Stock consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding Common Stock and is sufficient under Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article I, Section 1.08 of the Company’s bylaws (the “Bylaws”) to approve such actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated under the Exchange Act, including Regulation 14C.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, the actions described herein will become effective twenty (20) calendar days following the date on which this Information Statement is first mailed to our stockholders.

The Company’s principal executive offices are located at 701 Market Street, Suite 113, St. Augustine, FL, and the Company’s telephone number is 904-824-3133.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY OF THE CORPORATE ACTIONS

On May 10, 2017, Blake Furlow, the beneficial owner of 1,030,129 shares of Common Stock representing approximately 8.6% of the issued shares of Common Stock, as disclosed in his Amendment No. 1 to the Schedule 13D, filed with the SEC on May 11, 2017, delivered written consent proposing to take the following corporate actions (the “Proposed Actions”):

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•	amend the Bylaws to permit stockholders to fix the size of the board of directors (the “Board”);

•	to fix the size of the Board at five (5) directors;

•	to remove Charles Grant and Michael Gorin from the Board and from any committees of the Board of the Company that Messrs. Grant and Gorin may hold with the Company; and

•	to elect three (3) directors, Blake Furlow, Gary Herman, and Bart Mitchell to replace Messrs. Grant and Gorin and to fill the newly created fifth seat on the Board.

In Mr. Furlow’s consent he provided notice of his intent to solicit proxies from ten (10) or fewer stockholders in connection with their written consent in order to obtain the necessary stockholder support to affect the Proposed Actions. The Company fixed the record date for determining stockholders entitled to give their written consent to the Proposed Actions submitted by Mr. Furlow as May 10, 2017.

On July 6, 2017, the Company received the written consent of the stockholders of the Company, representing approximately 51.7% of the issued and outstanding shares of Common Stock (the “Consenting Stockholders”) consenting in writing to the Proposed Actions. The Consenting Stockholders are Blake Furlow, Michelle Cote, Brian Pappas, Rod Whiton, Capcom LTD, Abacab Fund LP, Craig Pfeffer, Mark Shaw and Starla Hersey as the beneficial owner of shares held directly by Fishing 4 Funds LLC and Skycor Futures, LLC. Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding Common Stock and is sufficient under Section 228 of the DGCL and Article I, Section 1.08 of the Company’s Bylaws to approve such actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote.

After reviewing certain of the Consenting Stockholders’ SEC filings and upon the consideration and examination of the Board meetings held after the Company received the written consent from the Consenting Stockholders, the Company believes the Consenting Stockholders acted by written consent for the reasons and purposes described below.

The Company has received information indicating that certain of the Consenting Stockholders thought the Company may have the potential to capture additional stockholder value and by taking certain measures, such as focusing on building its core business, the Company could achieve increased profitability and long-term success, that it was the view of certain of the Consenting Stockholders that new perspectives on the Board could produce innovative strategies and opportunities for the Company to grow, and that it was in furtherance of these objectives that certain of the Consenting Stockholders decided to take immediate steps to implement change through action by written consent.

The information provided to the Company indicates that certain of the Consenting Stockholders acted to remove Messrs. Grant and Gorin, amend the Bylaws to allow stockholders to fix the size of the Board and increase the size of the Board from four (4) to five (5) in an effort to refresh the Board, that certain of the Consenting Stockholders believe that such actions will be effective steps towards creating new perspectives on the Board, catalyzing growth and optimizing stockholder value, and that certain of the Consenting Stockholders maintain increasing the size of the Board from four (4) to five (5) will improve the Company’s corporate governance profile.

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In addition, as understood by the Company, certain of the Consenting Stockholders believe they have identified three highly-qualified, independent directors with valuable and relevant business and financial experience who they believe may bring a fresh perspective into the boardroom that could be extremely helpful in evaluating and executing initiatives to unlock value at the Company, that for the reasons described above, certain of the Consenting Stockholders acted by written consent to amend the Bylaws to allow stockholders to set the size of the Board and fix it at five (5) and to elect Blake Furlow, Gary Herman, and Bart Mitchell to the Board of the Company, and that certain Consenting Stockholders believed that in order to ensure the Company had sufficient continuity and due to the qualifications of JoyAnn Kenny-Charlton and Joseph Marucci, it was in the best interest of the Company that Ms. Kenny-Charlton and Mr. Marucci continue to serve as directors.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the actions taken pursuant to the written consent executed by the holders of a majority of the issued and outstanding Common Stock will be effective twenty (20) calendar days after the date on which this Information Statement is being sent to our stockholders. Once in effect, the size of the Board will be fixed at five (5) and the directors serving on the Board will be Joseph Marucci, JoyAnn Kenny-Charlton, Blake Furlow, Gary Herman, and Bart Mitchell. Each director will hold office until the next annual meeting of stockholders and until such person’s successor has been elected or until such person’s death, resignation, retirement or removal. Additionally, the Bylaws will be amended to reflect stockholders ability to fix the size of the Board, a power which was previously reserved exclusively for the Board. The amendment to the Bylaws and its full terms can be found in the accompanying Appendix A.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of August 18, 2017, the Company had 12,001,409 shares of Common Stock issued and outstanding and no shares of preferred stock outstanding.

VOTING AND VOTE REQUIRED

Pursuant to the DGCL and consistent with Article I, Section 1.08 of the Bylaws, a vote by the holders of at a majority of the Company’s issued and outstanding Common Stock is sufficient to affect the actions described herein. As of the Record Date, the Company had 12,001,409 shares of Common Stock issued and outstanding. The consenting stockholders hold approximately 51.7% of the then total issued and outstanding Common Stock. Pursuant to the DGCL, and in accordance with the statements above, the consenting stockholders voted in favor of the actions described herein in the written consent, dated July 6, 2017. Accordingly, the written consent executed by the holders of a majority of the issued and outstanding Common Stock is sufficient to approve the actions contemplated herein and no further stockholder action is required. We are not seeking a vote, authorizations, or proxies from you.

EFFECTIVE DATE

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the actions taken pursuant to the written consent executed by stockholders holders of the will be effective twenty (20) calendar days after the date on which this Information Statement is being sent to our stockholders.

NOTICE PURSUANT TO SECTION 228

Pursuant to Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors and executive officers and their ages at July 13, 2017, are listed in the following table.1

Name	Age	Title
Karla Kretsch[2]	52	Chief Executive Officer, President & Secretary
Christian Miller	44	Chief Financial Officer
Joseph Marucci	67	Director
JoyAnn Kenny-Charlton	39	Director
Blake Furlow	35	Chairman of the Board
Gary Herman	52	Director
Bart Mitchell	44	Director

Karla Kretsch has served as the Company’s Chief Operating Officer since January 2017 and President since May 2017. Ms. Kretsch served as Director of Operations of a Bricks 4 Kidz franchise from 2010 until her appointment with the Company. Ms. Kretsch also served as a Project Consulting Manager for Vaco, a national consulting and talent solutions firm, from 2014 to April 2016. From 1990 to 2009 Ms. Kretsch held various positons with Wells Fargo & Company, including operational risk manager and automobile finance group project management manager. Ms. Kretsch holds a Bachelor of Science from Arizona State University, and is a certified public accountant in California (inactive).

Christian Miller joined CLC in July 2016 as the Chief Financial Officer. Mr. Miller served as President of Miller Home Health Agency, Inc., a home health agency he co-founded, from May 2013 through July 2016. Prior to that, he served as Corporate Controller at Pinova Holdings, Inc., a specialty chemical manufacturer, from April 2012 through May 2013, as Controller at Pilot Pen Corporation of America from September 2008 through April 2012, and in various positions, including Director of Accounting and Reporting, at Trailer Bridge, Inc. Mr. Miller holds a Masters of Business Administration from Jacksonville University, and an Accounting Degree from Florida State University.

Joseph Marucci has served as a director of CLC since April 2015. Mr. Marucci has been an independent consultant to both public and private companies since 2010 and the managing director of SWFMC LLC, an independent consulting firm, since 2015. Between 1972 and 1985, Mr. Marucci was employed by PricewaterhouseCoopers (PwC). From 1985 to 2010, Mr. Marucci was a PwC partner serving in a variety of locations and responsibilities.

JoyAnn Kenny-Charlton has served as a director of CLC since July 2015. Ms. Kenny-Charlton is an attorney with Marks & Klein LLP and the owner of Kenny Law LLC. Ms. Kenny-Charlton concentrates her practice in commercial transactions, general corporate, and franchise, licensing and distribution law. Ms. Kenny-Charlton is a member of the International Franchise Association and was named a “Legal Eagle” (2013, 2014 and 2015) by the Franchise Times for her work in the field of franchise law. Ms. Kenny-Charlton is a graduate of Villanova University School of Law and holds a B.A. from Villanova University.

1 Includes directors elected pursuant to the written consent described herein.

2 On July 26, 2017, Karla Kretsch informed the Company that she would be resigning from her position as President effective August 7, 2017. She is expected to provide assistance with transition matters after her departure.

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Blake Furlow, in February 2015, co-founded Boise Escape LLC (“Boise Escape”). Boise Escape is a private company that offers an escape the room game, which is a real-life team-based puzzle game. Since founding Boise Escape, Mr. Furlow has served as President. In addition, Mr. Furlow has invested privately in commercial real estate and development since March 2009. In 2006, Mr. Furlow founded an internet lending company, Pay Day Loan Rescue, Inc., which offered borrowers relief from short term loans and provided consumer finance education, where he worked until July 2013. Mr. Furlow’s history of building entrepreneurial initiatives and operating small businesses successfully with a focus on cash flow and operations will be of immense value to the Company.

Gary Herman has many years of investment experience with a focus on undervalued public companies. Since 2002, Mr. Herman has been a managing member of Galloway Capital Management, LLC, which, through its fund, Strategic Turnaround Equity Partners, LP (Cayman) has focused on investments primarily in undervalued securities. From January 2011 to August 2013, Mr. Herman was a managing member of Abacoa Capital Management, LLC, which, through its fund, Abacoa Capital Master Fund, Ltd. focused on a Global-Macro investment strategy. Since 2005, Mr. Herman has been a registered representative with Arcadia Securities LLC, a FINRA-registered broker-dealer based in New York. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc. From 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman also has franchising experience, having served on the boards of several franchised concepts, including Arthur Treacher’s Fish & Chips, Wall Street Deli Systems, Inc., Shells Seafood Restaurants, Inc., and Miami Subs Corporation where he also served as President from 2007 to 2009. Mr. Herman has a B.S. from the State University of New York at Albany with a major in Political Science and minors in Business and Music. Mr. Herman has served on the boards of public and private companies for many years, including Tumbleweed Holdings, Inc., since 2001. His experience has included board membership, corporate officer, advisory, capital raising and restructuring roles. We believe that these experiences make Mr. Herman well-qualified to serve as a member of the Board.

Bart Mitchell, is a founding member and partner of Greenbrier Academy for Girls (“GBA”), a residential therapeutic boarding school. He served as the Chief Operating Officer and Chief Financial Officer from June 2007 through August 2016, successfully navigating the company through startup and establishing it as a thought leader and premier academy in its highly competitive niche. Prior to his time at GBA, Mr. Mitchell was an officer and managing member of TAS Development, LLC from 2005 until 2007. From 2002 until 2005, he was department director for the Alldredge Academy. Previously, Mr. Mitchell served as a manager for Xlear Inc., from 2000 until 2002. Currently, he is the owner of Escape Game Coeur d’Alene, which provides live interactive adventure games focused on cooperative teamwork to solve puzzles and accomplish tasks to escape a themed game space. Mr. Mitchell holds degrees in philosophy from Brigham Young University and English from Dixie State University. Mr. Mitchell’s experience with both the financial and operations of GBA, including working with a curriculum team to provide flexible, engaging academics, give him unique and valuable insights that will prove to be an asset as a board member for the Company.

Board Structure

CLC’s Board has concluded that each of the following directors, constituting a majority of the Board, is independent, as defined in Section 803 of the listing standards of the NYSE MKT: Joseph Marucci, JoyAnn Kenny-Charlton, Blake Furlow, Gary Herman and Bart Mitchell.

The Executive Committee will be composed of the following board members: JoyAnn Kenny-Charlton, Blake Furlow and Gary Herman.

The Audit Committee will be composed of the following board members: Joseph Marucci, Blake Furlow and Bart Mitchell.

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The Compensation Committee will be composed of the following board members: JoyAnn Kenny-Charlton, Joseph Marucci and Gary Herman.

Joseph Marucci is considered a “financial expert” as that term is defined in the regulations of the Securities and Exchange Commission.

Director Nominees

Our Board is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Board considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its principal executive, financial and accounting officers and persons performing similar functions, as well as all directors and employees of the Company. A copy of the Code of Ethics is filed as an exhibit to the Company’s Annual Report filed on Form 10-K on December 22, 2016.

Communication with the Board of Directors

Our stockholders and other interested parties may send written communications directly to the Board or to specified individual directors, including the Chairman or any other non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our outside legal counsel and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled board meeting;

•	if they relate to financial or accounting matters, forwarded to the audit committee or distributed at the next scheduled audit committee meeting;

•	if they relate to executive officer compensation matters, forwarded to the compensation committee or discussed at the next scheduled compensation committee meeting;

•	if they relate to the recommendation of the nomination of an individual, forwarded to the full Board or discussed at the next scheduled Board meeting; or

•	if they relate to our operations, forwarded to the appropriate officers of our company, and the response or other handling of such communications reported to the Board at the next scheduled board meeting.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our common stock. Based solely upon a review of the copies of such reports furnished to the Company, and on written representations from the reporting persons, the Company believes that all required reports were filed on time with the SEC during fiscal 2016. However, in November 2016 Rod Whiton, our former interim Chief Executive Officer, filed a Form 3 that should have been filed within ten days of his becoming an executive officer on July 22, 2015.

EXECUTIVE COMPENSATION

On May 13, 2017, the Company entered into an employment agreement with Ms. Kretsch (the “Employment Agreement”). The Employment Agreement, which supersedes the employment agreement previously entered into between the Company and Ms. Kretsch in connection with her appointment as Chief Operating Officer in January 2017, has an initial term that expires on July 1, 2018. However, due to Ms. Kretsch’s resignation effective as of August 7, 2017, her employment agreement will terminate at that time. She is expected to provide assistance with transition matters after her departure.

Pursuant to the Employment Agreement, Ms. Kretsch received a base salary of $95,000 per year, and was eligible to be considered for a year-end bonus for 2017. In addition, Ms. Kretsch was scheduled to receive equity grants on the last day of each calendar quarter, as follows (the “Equity Awards”): (1) stock grants valued at $2,500 for each calendar quarter, and (2) option grants valued at $8,750 for each calendar quarter, in each case commencing with the quarter ending June 30, 2017 and based on the average closing value of the Company’s stock over the 30-day period prior to the date of the applicable grant. Ms. Kretsch would be entitled to the acceleration of all such equity compensation if the Company is taken private during the term of the Employment Agreement.

If Ms. Kretsch’s employment under the Employment Agreement was terminated by the Company without “Cause” (as such term is defined in the Employment Agreement), other than under the circumstances described below, Ms. Kretsch would be entitled to receive the Equity Awards due for the quarter in which termination occurs. If Ms. Kretsch’s employment under the Employment Agreement is terminated by Ms. Kretsch for “Good Reason” (as such term is defined in the Employment Agreement), or by the Company for Cause within six months of a change in control of the Company or if the Company is taken private, Ms. Kretsch will be paid an amount equivalent to her base salary for a period of three months following the date of termination, and will also be entitled to receive the Equity Awards due for the quarter in which termination occurs and the immediately following quarter.

The Employment Agreement contained customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary employee non- solicitation provisions, which apply during the term of employment and for six months thereafter.

The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans. The Company does not have a defined benefit, pension, profit sharing plan but does offer a 401(k) plan.

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The following identifies the elements of compensation for fiscal years 2016 and 2015 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during fiscal year 2016, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at September 30, 2016 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at September 30, 2016. Our named executive officers for fiscal year 2016 are Rod Whiton, who served as our Interim Chief Executive Officer from July 22, 2015 until January 25, 2017, Brian Pappas, who served as our Chief Executive Officer until his removal on July 22, 2015, Michelle Cote, who has served as our President since July 22, 2015 until May 11, 2017, Dan O’Donnell, who served as our Chief Operating Officer and Director until his resignation on April 6, 2016, and Christian Miller, who has served as our Chief Financial Officer since July 5, 2016.

Summary Compensation Table

The following table shows the compensation paid or accrued to the Company’s named executive officers during the fiscal years ended September 30, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary (1)	All Other Compensation (5)	Total
Rod Whiton	2016	$—	$—	$—
Interim Chief Executive Officer	2015	$—	$—	$—

Michelle Cote	2016	$88,000	$1,500	$89,500
President	2015	$102,000	$47,840	$149,840

Christian Miller (2)	2016	$24,635	$—	$24,635
Chief Financial Officer	2015	$—	$—	$—

(1)	The dollar value of base salary (cash and non-cash) earned.

(2)	Christian Miller became the CFO in July of 2016.

(5)	All other compensation: In January 2014 the Company established a 401(k) plan and instituted a dollar for dollar Company match of employee contributions, up to 4% of employee wages. During the fiscal years ended September 30, 2016 and 2015 the Company contributed: $-0- and $8,166 respectively to the 401(k) account of Ms. Cote In addition, Ms. Cote also received commissions and consulting fees indirectly through entities controlled by such named executive officers, which entities have been established for tax and liability purposes. See Item 13, “Certain Relationships and Related Transactions.” Approximately 14% of 2015 compensation for Ms. Cote represents commissions and consulting fees through entities controlled by such named executive officers, as follows:

(a) Michelle Cote for payments made to MC Logic, LLC (100% owned by Michelle Cote).

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Outstanding Equity Awards

The following table shows information regarding outstanding equity awards (consisting of option awards) held by each of the Company’s named executive officers as of July 13, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable Unexercisable	Option Exercise Price ($)	Option Expiration Date
Karla Kretsch	28,000		$0.25	05/13/22
Dan O’Donnell	25,000	—	$0.60	12/31/15
	20,000	—	$1.55	12/31/16

Director Compensation

The Company does not compensate its directors that are classified as not independent. The Company has approved a policy of compensating its independent directors as follows: $1,000 for each in-person Board or committee meeting attended; $500 for each telephonic Board or committee meeting attended; and, if they are required to travel to attend Board or committee meetings, the Company reimburses their reasonable travel expenses. The independent directors have not been compensated for their services in the fiscal year ending September 30, 2016. On May 14, 2017, the Company granted options to purchase a total of 1,764,000 shares to the Directors at an exercise price of $0.30 per share.

Compensation Committee Interlocks and Insider Participation

For a portion of the fiscal year 2015, the Company did not have a Compensation Committee, and compensation decisions were made by the full Board, including the Company’s executive officers who serve on the Board (Michelle Cote, who served on the Board until October 18, 2016, Dan O’Donnell, until his resignation in April 2016, and, until his removal in July 2015, Brian Pappas). Dan O’Donnell served on the Board of Directors of AudioFlix, Inc., a company managed and controlled by Brian Pappas, from its inception until his resignation on November 30, 2015 (approximately two years). During that period, Dan O’Donnell was not actively involved in the management or oversight of AudioFlix, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows, as of July 13, 2017, information with respect to those persons owning beneficially 5% or more of the Company’s common stock and the number and percentage of outstanding shares owned by each Director and named executive officer and by all current executive officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over their shares of common stock, and the address of each owner listed is c/o the Company, 701 Market Street, Suite 113, St. Augustine, Florida 32095.

Name	Shares Owned		Percent of Outstanding shares.
Michele Cote	1,401,700	[1]	11.7%
Brian Pappas	1,213,429	[2]	10.1%
Blake Furlow	1,030,129	[3]	8.6%
Rod Whiton	498,501		4.2%
Joseph Marucci	55,083		0.5%
JoyAnn Kenny-Charlton	—		0.0%
Gary Herman	—		0.0%
Bart Mitchell	—		0.0%
All officers and directors as a group *	4,198,842	*	35.1%*

*Includes shares owned by directors elected pursuant to the written consent described herein.

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(1)	Shares are held of record by Cote Trading Company, LLC, a limited liability company controlled by Ms. Cote.

(2)	This information is based solely on the Form 4 filed by Mr. Pappas on May 19, 2017.

(3)	Includes 51,029 shares owned by Mr. Furlow’s wife, which he may be deemed to beneficially own.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Since the Fiscal Year ending September 30, 2016, there have been no related party transactions. During the years ended September 30, 2016 and 2015, the Company incurred the following related party consulting fees and commissions:

	Commissions and Consulting
	Fiscal Year Ending September 30
Related Party	2016	2015
FranVentures, LLC (owned by Brian Pappas)(1)	$—	$142,358
MC Logic, LLC (owned by Michelle Cote)(2)	$—	$43,000
Leap Ahead Learning Company (owned by Dan O'Donnell)(3)	$2,275	$38,000
Bottom Line Group (4)	$—	$156,752
Jeffery Ball and J. Ball Group LLC (5)	$—	$86,255
Jacqueline Pappas-Ball (6)	$—	$6,072
	$2,275	$472,437

(1)	Brian Pappas, is a former director and former chief executive officer of the Company. Mr. Pappas is the Managing Director and a minority owner of FranVentures, LLC. FranVentures, LLC received a 5% commission on BFK franchise sales by the Company prior to April 8, 2015. There was no related party payable at September 30, 2016 and 2015 respectively. Not included above are travel and expense charges for Mr. Pappas for the twelve months ending September 30, 2016 and 2015, respectively of approximately $-0- and $35,400. The wife of Mr. Pappas, Chris Pappas, was the human resources and payroll manager for the Company with compensation for the fiscal periods ended September 30, 2016 and 2015, respectively of approximately $-0- and $48,000. At August 6, 2015, Mrs. Pappas was no longer employed by the Company and did not receive compensation subsequent to her leaving employment with the Company. Not included above are expense reimbursements for Mrs. Pappas for the twelve months ended September 30, 2016 and 2015 of approximately $-0- and $3,000, respectively. Also see note receivable from related party (Note 2).

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Payments made to FranVentures, LLC (related party) during fiscal year ended September 30, 2015, were processed as follows: (1) payments reported through the Company’s accounts payable system, requiring a Form 1099, of approximately $76,000, which monthly payments were discontinued April 15, 2015 and (2) payments reported through the Companies payroll system and reported on Form W-2, with all appropriate federal and state deductions, of approximately $66,000.

(2)	MC Logic, LLC (“MC Logic”) is 100% owned by Michelle Cote, who was the Company’s President and Secretary and a former director and founder of the Company. Not included above are travel and expense reimbursements paid of approximately $-0- and $4,600, respectively for the twelve month periods ended September 30, 2016 and 2015. There was no related party payable at September 30, 2016 and 2015 respectively. During the quarter ended December 31, 2013, the Company made a non-interest bearing loan in the amount of $125,000 to MC Logic. Later in that same quarter, management determined that the loan could be deemed a violation of Section 13(k) of the Exchange Act and Section 402 of the Sarbanes-Oxley Act and immediately sought repayment in full of the loan. MC Logic promptly repaid the entire amount of the loan before the end of the fiscal quarter ended December 31, 2013. Subsequent to the end of fiscal year 2015, the Company has recorded a related party receivable of $7,500 which resulted from activities that occurred in 2016. The receivable is a net amount due resulting from pre-approved activities at an MC Logic Sew Fun Franchise location, which involved using the space for initial evaluation of a potential new franchise concept and for the Company’s use of the location to consider taking the Sew Fun franchise as a company store. During this time, MC Logic had been reimbursed for expended funds and had tendered to the Company certain revenues. The Company later changed strategy, resulting in the reversal of reimbursements to MC Logic and the return of revenues to MC Logic. The net result was $10,217.73 due from MC Logic. MC Logic paid the balance in June of 2016. In addition, the Company has entered into an arrangement with MC Logic under which MC Logic has agreed to pay the standard Sew Fun Studios monthly royalty fee due for this territory effective June 1, 2016, and MC Logic is current on those payments as of September 30, 2016.

Payments made to MC Logic, LLC (related party) during fiscal year ended September 30, 2015, were processed as follows: (1) payments reported through the Company’s accounts payable system, requiring a Form 1099, of approximately $24,000, which payments were discontinued April 15, 2015 and (2) payments reported through the Companies payroll system and reported on Form W-2, with all appropriate federal and state deductions, of approximately $19,000 in 2015 and $1,500 in 2016, which payments were discontinued effective January 1, 2016.

(3)	Leap Ahead Learning Company is 100% owned by Dan O’Donnell, who was a director and the Chief Operating Officer of the Company until his resignation on April 6, 2016. Until April 15, 2015, the Company had paid Leap Ahead Learning $5,000 per month for consulting services provided through Mr. O’Donnell. Not included above are travel and expense reimbursements paid of approximately $4,000 and $79,000, respectively for the twelve month periods ended September 30, 2016 and 2015. The related party payable was approximately $2,275 and $-0-, respectively at September 30, 2016 and 2015.

Payments made to Leap Ahead Learning Company (related party) during fiscal year ended September 30, 2015, were processed as follows: (1) payments reported through the Company’s accounts payable system, requiring a Form 1099, of approximately $38,000, which monthly payments were discontinued April 15, 2015, and (2) the base pay of Mr. O’Donnell was adjusted to include the consulting fee and reported on Form W-2, with all appropriate federal and state deductions, of approximately $27,500 in 2015 and $30,000 in 2016 .

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(4)	Bottom Line Group is owned by Jeff Pappas, a brother to Brian Pappas. The Business Consulting and Development Agreement between Bottom Line Group and the Company was terminated on September 25, 2015. Bottom Line Group served as one of the Company’s brokers in the sale of franchises. Payments to Bottom Line Group include commissions and consulting fees reflected in the table above. Not included above are travel and expense reimbursements paid of approximately $-0- and $23,000, respectively for the twelve months ended September 30, 2016 and 2015. There was no related party payable at September 30, 2016 and 2015 respectively. Not included in the related party schedule above are payments made to Michael Pappas (son to Jeff Pappas). The Business Consulting and Development Agreement between Michael Pappas and the Company has been terminated effective September 26, 2015. Payments made to Michael Pappas in the twelve months ended September 30, 2016 and 2014 were approximately $-0- and $15,700, respectively.

Payments made to Bottom Line Group (related party) during fiscal year ended September 30, 2015, were processed as follows: (1) consulting payments reported through the Company’s accounts payable system, requiring a Form 1099, of approximately $63,000, and (2) commission payments reported through the Company’s accounts payable system requiring a Form 1099, of approximately $93,000. The business consulting and development agreement with Bottom Line Group, LLC was terminated on September 25, 2015.

(5)	J. Ball Group LLC is owned by Jeffery Ball, a son-in-law to Brian Pappas. The Independent Contractor Agreement between Jeffrey Ball and J Ball Group, LLC and the Company was terminated on September 30, 2015. The J Ball Group LLC served as one of the Company’s brokers in the sale of franchises. Payments reflected in the table above include commissions and consulting fees. Not included above are travel and expense reimbursements paid of approximately $-0- and $12,700, respectively for the twelve months ended September 30, 2016 and 2015. There was no related party payable at September 30, 2016 or 2015. In January 2015, Jeffery Ball formed J. Ball Group LLC, which in these financial statements and disclosures have been presented as one business activity with amounts paid to either entity combined.

Payments made to Jeffery Ball and J. Ball Group, LLC (related party) during fiscal year ending September 30, 2015, were processed as follows: (1) consulting payments reported through the Company’s accounts payable system, requiring a Form 1099, of approximately $31,000, and (2) commission payments reported through the Company’s accounts payable system requiring a Form 1099, of approximately $55,000. The independent contractor agreement with Jeffery Ball and J Ball Group, LLC was terminated on September 30, 2016.

(6)	Jacqueline Pappas-Ball, is a daughter to Brian Pappas. The consulting relationship between Jacqueline Pappas-Ball and the Company was ended on September 30, 2015. Ms. Pappas-Ball provided social media marketing and development. She also provided support in the development of photo and video presentation for the social media environment. Payments reflected in the table above include consulting fees. Not included above are expense reimbursements paid of approximately $-0- and $500 for the twelve months ended September 30, 2016 and 2015 respectively.

Payments made to Jacqueline Pappas-Ball (related party) during fiscal year ending September 30, 2015, were processed as consulting payments reported through the Company’s accounts payable system, requiring a Form 1099, of approximately $6,000. The working relationship with Ms. Pappas-Ball was ended during the fourth quarter of fiscal year 2015. On January 5, 2016, the Company established a new policy that no company employee, employee’s friends or employee’s family members will be paid commissions or consulting fees. Any extenuating or existing circumstances must be approved by Board, Independent Members.

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In addition, all franchisees pay fees directly to Leap Ahead for set-up and monthly support of a FMT. The set-up fee is a one-time charge of $250 for domestic and Canadian franchisees and a range of $250 to $3,000 for international franchisees. The monthly support fee, for all franchisees, is $75 which amounts reflect support services provided to the franchisees pursuant to the franchise agreements. In addition, all domestic franchisees that wish to accept credit card payments must be set-up for processing credit cards through a third-party servicer, authorize.net. Leap Ahead receives a monthly administrative fee of $7.95 for each franchisee using the credit card processing services of authorize.net. Leap Ahead is the broker and administrator on behalf of authorize.net. Leap Ahead, the developer of the FMT, is wholly owned by Dan O’Donnell, who was a director and the Chief Operating Officer of the Company until his resignation on April 6, 2016.

Shortly prior to the replacement of Brian Pappas as Chief Executive Officer of the Company, Mr. Pappas caused the Company to issue a Sew Fun Studios local territory to MC Logic (owned by Michelle Cote) to assist in the development and possible improvement of that franchise concept. MC Logic was granted the territory with no franchise fee, royalty fee obligation, or marketing fee obligation. This territory was one of the original 12 granted at the start of the business concept. After completing all of the training, development, and signatory requirements necessary to become operational, the franchise became active on July 10, 2015. The Company has entered into an arrangement with MC Logic under which MC Logic has agreed to pay the standard Sew Fun Studios monthly royalty fee due for this territory effective June 1, 2016, and MC Logic is current on those payments.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any interest in the matter to be acted upon, as set forth in this Information Statement.

NO DISSENTERS’ RIGHTS

Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the changes in the composition of the Board or the amendment to the Bylaws.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Creative Learning Corporation, Attn: Christian Miller, Chief Financial Officer, 701 Market Street, Suite 113, St. Augustine, FL.

INFORMATION STATEMENT EXPENSES

The expense of this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company’s filings also are available to you free of charge at the SEC’s website at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that the Company cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

You should rely only on the information provided in this Information Statement. The Company has not authorized any person to provide information other than that provided here. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front page of this document.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

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APPENDIX A

AMENDMENT
TO
THE AMENDED AND RESTATED BYLAWS
OF
CREATIVE LEARNING CORPORATION

Creative Learning Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”) DOES HEREBY CERTIFY THAT:

FIRST: This Amendment to the Amended and Restated Bylaws (the “Bylaws”), of the Corporation has been duly adopted in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware.

SECOND: Article II, Section 2.02 of the Corporation’s Bylaws shall be deleted in its entirety and be replaced by a new Article II, Section 2.02 to read as follows:

Section 2.02. Number and Term of Office. Subject to the rights of the holders of any class or series of preferred stock, if any, the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board or pursuant to a resolution adopted by the affirmative vote of a majority of the shares of stock entitled to vote, but the Board shall at no time consist of fewer than three directors or more than 10 directors. Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

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